Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Roger W. Jenkins, Walter K. Compton and John W. Eckart, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Murphy Oil Corporation to comply with the Securities Act of 1933, as amended (the “1933 Act”) and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of a registration statement on Form S-3 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and any registration statement contemplated by Rule 462(b) under the 1933 Act relating thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the 1933 Act or the Securities Exchange Act of 1934, as amended, and any applicable state securities laws, and to file the same, together with other documents in connection therewith with the Commission and any appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Claiborne P. Deming	Chairman and Director	October 6, 2015
Claiborne P. Deming

/s/ Roger W. Jenkins	President and Chief Executive Officer and Director	October 6, 2015
Roger W. Jenkins	(Principal Executive Officer)

/s/ T. Jay Collins	Director	October 6, 2015
T. Jay Collins

/s/ Steven A. Cossé	Director	October 6, 2015
Steven A. Cossé

/s/ Lawrence R. Dickerson	Director	October 6, 2015
Lawrence R. Dickerson

/s/ James V. Kelley	Director	October 6, 2015
James V. Kelley

/s/ Walentin Mirosh	Director	October 6, 2015
Walentin Mirosh

/s/ R. Madison Murphy	Director	October 6, 2015
R. Madison Murphy

/s/ Jeffrey W. Nolan	Director	October 6, 2015
Jeffrey W. Nolan

/s/ Neal E. Schmale	Director	October 6, 2015
Neal E. Schmale

Signature	Title	Date

/s/ Laura A. Sugg	Director	October 6, 2015
Laura A. Sugg

/s/ Caroline G. Theus	Director	October 6, 2015
Caroline G. Theus

/s/ John W. Eckart	Executive Vice President and Chief Financial Officer	October 6, 2015
John W. Eckart	(Principal Financial Officer)

/s/ Keith Caldwell	Senior Vice President and Controller	October 6, 2015
Keith Caldwell	(Principal Accounting Officer)

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